SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MATERIAL SCIENCES

                    GAMCO INVESTORS, INC.
                                 5/17/02            3,500            12.0000
                                 5/16/02            5,400            11.9633
                                 5/01/02            5,000            11.7172
                                 4/30/02            5,000            11.4600
                                 4/30/02            5,000-           11.4600
                                 4/30/02            5,000            11.4600
                                 4/18/02            1,000            10.6660
                                 4/09/02            1,000            10.2700
                                 4/05/02            8,000-             *DO


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.